Exhibit-23.1.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Amendment No. 1 to the Registration Statement on Form S-1 of China United Insurance Service, Inc. of our report dated May 11, 2011 relating to the financial statements of Jiangsu Law Insurance Broker Co., Ltd., which appear such Registration Statement. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

Goldman Kurland and Mohidin, LLP
Encino, California
August 5, 2011